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                                                                    Exhibit 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           Q COMM INTERNATIONAL, INC.



                                    ARTICLE I
                                     OFFICE

         1.1 Office. The Corporation shall maintain such offices, within or without the State of Utah, as the Board of Directors may from time to time designate. The location of the principal office may be changed by the Board of Directors.

                                   ARTICLE II
                              SHAREHOLDERS' MEETING

         2.1 Annual Meetings. The annual meetings of the shareholders of the Corporation shall be held at such place within or without the State of Utah as shall be set forth in compliance with these Bylaws. The meeting shall be held on the date and at the time fixed from time to time by the Board of Directors; provided, however, that each annual meeting shall be held on a date that is within fourteen months of the preceding annual meeting. This meeting shall be for the election of directors and for the transaction of such other business as may properly come before it.

         2.2 Special Meetings. Special meetings of the shareholders, other than those regulated by statute, may be called at any time by the Chief Executive Officer, the President, or a majority of the directors, and must be called by the President upon written request of the holders of not less than 10% of the issued and outstanding shares entitled to vote at such special meeting. Written notice of such meeting shall state the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of meeting shall be transacted at any such special meeting.

         2.3 Notice of Shareholders' Meeting. The Secretary shall give written notice of all shareholder meetings stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by the Utah Revised Business Corporation Act, written notice of all meetings shall be delivered not less than ten or more than sixty days before the day of the meeting, either personally or by mail or by any other means permitted by the Utah Revised Business Corporation Act to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.


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         2.4 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

         2.5 Record Date. The Board of Directors may fix a date not less than ten nor more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at, such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to require payment of any dividend, or in order to make a determination of shareholders for any other purpose.

         2.6 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment; notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.

         2.7 Voting. A holder of an outstanding share entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except, as herein or in the Articles of Incorporation or in the Utah Revised Business Corporation Act otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         2.8 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.


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         2.9 Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.

         2.10 Shareholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders, such list to be prepared in accordance with the requirements of the Utah Revised Corporations Act. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, during the period mandated by the Utah Revised Corporations Act, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of shareholders.

         2.11 Conduct of Meetings. Meetings of the stockholders shall be presided over by officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Executive Officer, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.



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         2.12     Meetings of Shareholders.

                  (a) At an annual or special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, including, without limitation, the nomination of persons for election to the Board of Directors of the Corporation, as shall have been properly brought before an annual or special meeting of shareholder. To be properly brought before an annual or special meeting of shareholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting given pursuant to
         Section 2.3 of these Bylaws or (ii) in the case of an annual meeting, properly brought before the meeting by, or at the direction of, the Board of Directors by any shareholder of the Corporation who properly complies with the notice procedures set forth in paragraph (b) of this
         Section 2.12.

                  (b) For a nomination or proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such shareholder's notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than twenty days and not more than forty days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than thirty days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election to the Board of Directors, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) as to any other matter the shareholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and (iii) as to any matter the shareholder proposes to bring before the annual meeting (including the nomination for election of directors), (x) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal (or nomination), (y) the class and number of shares of the Corporation's stock which are beneficially owned by the shareholder on the date of such stockholder's notice and by any other shareholders known by such shareholder to be supporting such proposal (or nomination) on the date of such shareholder's notice and (z) any financial interest of the shareholder in such proposal (or nomination).


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                  (c) The presiding officer of the meeting of shareholders shall have the power and duty to determine whether a shareholder proposal or nomination, as the case may be, was made in accordance with the terms of this Section 2.12 and, if a shareholder proposal or nomination was not made in accordance with such terms, to declare that such proposal or nomination shall be disregarded.

                  (d) Nothing in this Section 2.12 shall prevent the consideration and approval or disapproval at a meeting of shareholders of reports of officers, directors and committees of the Board of Directors; but, in connection with such reports, no business shall be acted upon at such meeting unless the procedures set forth in this
         Section 2.12 are complied with.

         2.13 Informal Action by Shareholders. Any action required to be taken at any annual or special meeting of shareholders of the Company, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by shareholders having not less than the minimum number of votes that would be necessary under the Articles of Incorporation, these Bylaws, and Utah Revised Business Corporation Act to authorize or take the action at a meeting where all shares entitled to vote were present and voted.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper.

         3.2 Number, Tenure, and Qualifications. The number of directors for the initial Board of Directors of the Corporation shall be not less than three nor more than fifteen, as may be determined by the Board of Directors from time to time. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation. The number of directors may be changed by a resolution adopted by the Board of Directors.

         3.3 Meetings. Meetings of the Board of Directors shall be held at such time and place, within or without the State of Utah, as shall be determined by the Board of Directors. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or by not less than one-third of the directors then in office.



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         3.4 Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place permitted by the Utah Revised Business Corporation Act shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         3.5 Quorum. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board of Directors, if no vacancies existed. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Utah Revised Business Corporation Act, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Utah Revised Business Corporation Act and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         3.6 Manner of Acting. At all meetings of the Board of Directors, each director shall have one vote. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors. The directors may conduct a meeting by means of a conference telephone or any similar communications equipment by which all persons participating in the meeting can hear each other.

         3.7 Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director is to be elected, to elect the full authorized number to be elected at that meeting.


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         3.8 Removals. Directors may be removed at any time, by a vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote. Such vacancy shall be filled by the directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election, by the shareholders, at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         3.9 Resignations. A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Such resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall, upon the tenth day, be deemed accepted.

         3.10 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.11 Compensation. By resolution of the Board of Directors, the directors may be compensated by any one or more of the following: (i) the directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors; (ii) the directors may be paid a fixed sum for attendance at each meeting of the Board of Directors; (iii) the directors may be paid a stated salary as director or (iv) the directors may be awarded options. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         3.12 Emergency Power. When, due to a national disaster or death, a majority of the directors are incapacitated or otherwise unable to attend the meetings and function as directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such time as all directors can attend or vacancies can be filled pursuant to these Bylaws.

         3.13 Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.


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                                   ARTICLE IV
                                    OFFICERS

         4.1 Number. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers may or may not be directors or shareholders of the Corporation.

         4.2 Election and Term of Office. The officers of the Corporation are to be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         4.3 Resignations. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         4.4 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the officer in question if he is also a director.

         4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

         4.6 Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the chief executive and administrative officer of the Corporation. He shall have general management and control of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, or in the event of his inability to act, any other officer designated by the Board, the Chief Executive Officer shall appoint and discharge employees and agents of the Corporation and fix their compensation; he shall see that all orders and resolutions of the Board of Directors are carried into effect; he shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present; he shall have the power to execute bonds, mortgages or other contracts, agreements and instruments of the Corporation; and perform such other duties as from time to time may be assigned to him by the Board of Directors. The Chief Executive Officer shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors.


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         4.7 President. The President shall exercise such duties as customarily pertaining to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several officers. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

         4.8 Vice President. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. In the event here is more than one Vice president and the Board of Directors has not designated which Vice President is to act as President, then the Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

         4.9 Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President or Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall be sworn to the faithful discharge of his duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

         4.10 Treasurer. The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation, shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.


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         4.11 General Manager. The Board of Directors may employ and appoint a
General Manager who may, or may not, be one of the officers or directors of the Corporation. If employed by the Board of Directors, he shall be the chief operating officer of the corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. He shall have the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors. Subject to the approval of the Board of Directors or the executive committee, he shall employ all employees of the Corporation, or delegate such employment to subordinate officers or such division officers, or such division chiefs, and shall have authority to discharge any person so employed. He shall make a report to the President and directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such duties as the Board of Directors shall require.

         4.12 Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

         4.13 Salaries. The salaries and other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation.

         4.14 Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of this duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his hands.

                                    ARTICLE V
                                   COMMITTEES

         5.1 Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than seven members, one of whom shall be the President, and shall designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.


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         5.2 Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         6.1 Contracts. The Board of Directors may authorize any officer or officers, agents or agent, to enter into any contract or execute and deliver any instrument in the name of an on behalf of the Corporation, and such authority may be general or confined to specific instances.

         6.2 Loans. No loans or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated, or transferred as security for the payment of any loan, advance, indebtedness, or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

         6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.

         6.4 Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents as the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

         6.5 Bonds of Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall case to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.


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

                                   ARTICLE VII
                                  CAPITAL STOCK

         7.1 Certificate of Share. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the Chief Executive Officer or the President, and by the Secretary, or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         7.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         7.3 Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

         7.4 Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representatives to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

         7.5 Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

         7.6 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed on or behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a director of officer of the Corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted, or to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; including power to defend such person from all suits provided for under the provisions of the Utah Business Corporation Act; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this Section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

         8.2 Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         8.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or of subsection
(o) of Section 16-10-4 of the Utah Business Corporation Act.

         8.4 Settlement by Corporation. The right of any person to be indemnified shall be subject to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

                                   ARTICLE IX
                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Utah Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

                                    ARTICLE X
                                   AMENDMENTS

         These Bylaws may be altered, amended, repealed or added to by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meetings at least ten days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaws adopted by the Board may be altered, amended, or repealed by majority of the shareholders entitled to vote.

                                   ARTICLE XI
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

                                   ARTICLE XII
                                    DIVIDENDS

         The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

                                  ARTICLE XIII
                                 CORPORATE SEAL

         The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation.

         Adopted by resolution of the Board of Directors, the 9th day of June, 2003.


                                        /s/ Paul C. Hickey
                                        --------------------------------------
                                        Paul C. Hickey


                                        /s/ Brae Burbidge
                                        --------------------------------------
                                        Brae Burbidge


                                        /s/ Lamond Woods
                                        --------------------------------------
                                        Lamond Woods


                                        /s/ Vicky Johnson
                                        --------------------------------------
                                        Vicky Johnson


                                        /s/ Brent Bingham
                                        --------------------------------------
                                        Brent Bingham




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